UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 3, 2006

A4S Security, Inc.
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

001-32566 (Commission File Number)	20-1978398 (IRS Employer Identification No.)

489 N. Denver Avenue, Loveland, CO 80537
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (970) 461-0071

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

        On September 3, 2006, A4S Security, Inc, (the “Company”) executed a Plan of Merger (the “Merger Agreement”) to acquire privately held Westminster, Colorado-based Vizer Group, Inc. (“Vizer”) and Avurt International, Inc. (“Avurt”), two commonly owned and managed companies (the “Merger”). The parties to the Merger Agreement are the Company, Vizer, Avurt, Vizer Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and the shareholders of Vizer and Avurt, Scott G. Sutton, Sandy Sutton and Michael Cox. Pursuant to the Merger Agreement, Vizer will be merged with and into Merger Sub, with Vizer surviving the Merger as a wholly-owned subsidiary of the Company. Prior to the consummation of the Merger, the shareholders of Avurt will contribute 100% of their Avurt capital stock to Vizer and Avurt will thereafter be a wholly-owned subsidiary of Vizer. The Merger calls for the issuance of approximately $3 million of the Company’s newly issued, restricted common stock plus a contingent approximate $2 million earn-out payment (also payable in shares of the Company’s newly issued, restricted common stock) based upon the achievement of specified future minimum revenue and operating income thresholds. The shareholders of Vizer and Avurt have the right to receive up to $750,000 of the Merger consideration in cash rather than stock of the Company. The Company will also enter employment agreements with key Vizer and Avurt management personnel and provide the shareholders of Vizer with limited registration rights for the shares issued in connection with the Merger.

        The closing of the Merger is subject to, among other items, completion of due diligence, finalization and approval of the audits currently in process for Vizer and Avurt, and approval by the Company’s shareholders. The Company has agreed to advance funds under a secured note to Vizer and Avurt to fund completion of the Avurt launcher and expand marketing efforts. To date, $350,000 has been advanced under the arrangement by the Company. Following the consummation of the Merger, Scott G. Sutton will serve as the President, Michael Cox will serve as Vice President of Engineering and Thomas Muenzberg will serve as Vice President of Finance and the Secretary of Vizer. The board of directors of Vizer following the Merger will consist of Scott G. Sutton, Michael Cox and Jeffrey G. McGonegal, the Company’s Chief Financial Officer. In addition, the Company’s board of directors will recommend to the Company’s shareholders for approval at the special meeting to be convened to approve the Merger Agreement that Scott G. Sutton be elected to the Company’s board of directors. A copy of the Merger Agreement is attached hereto as Exhibit 10.1.

Item 7.01.   Regulation FD Disclosure.

        On September 5, 2006, the Company issued a press release dated as of September 5, 2006. A copy of this press release furnished as Exhibit 99.1 hereto.

        In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibit

Exhibit Number	Description of Exhibit

10.1	Plan of Merger dated as of September 3, 2006, by and among A4S Security, Inc., Vizer Merger Sub, Inc., Vizer Group, Inc., Avurt International, Inc., Scott G. Sutton, Sandy Sutton and Michael Cox
99.1	Press release, dated September 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2006	A4S Security, Inc. Signature: /s/ Jeffrey G. McGonegal Name: Jeffrey G. McGonegal Title: Chief Financial Officer